UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-l
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VERNICE RENEE ROBINSON ESTATE
(Exact name of Registrant as specified in its charter)
(Translation of Registrant's name into English)



United States Minor, Outlying Islands
(State or other jurisdiction of
incorporation or organization)


6798
(Primary Standard Industrial
Classification Code Number)
Vernice Renee Robinson, Estate.
Executrix Office.
Nation Georgia.
General-Post Office.
Kingsboro Rd NE unit #1804 - 3435.
Atlanta.
United States Minor, Outlying Islands.
Near. [30326-9998]


46-6880044
(I.R.S. Employer
Identification No.)



(Address, including zip code, and telephone number, including area code, of Registrants principal executive offices)
Vernice Robinson
3435 Kingsboro Road NE Unit 1804
Atlanta, Georgia 30326
404-771-3225
(Name, address, including zip code, and telephone number, including area code, of agent for service) Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE


Proposed maximum


aggregate offering
Amount of
Title of each class of securities
to be registered
price(1)(2)
registration fee
PAYMENT BOND
U.S.$948,318.93

o.S.$129.35

-
-
To: Agents and Representatives, successors and assigns, of the UNITED STATES and all subdivisions of same; FEDERAL RESERVE Officers and Boards of Directors and subdivisions; All local, State, Federal, and/or international or multinational governments, corporations, agencies, the International Monetary Fund; the Queen of England and all subordinates;
the Vatican and all subordinates, successors and assigns:
This is actual and constructive public notice by Executrix, Beneficiary as owner and holder of all right, title, and interest of the instrument claim number 7426241766 Ocwen Loan Servicing, RFMSI SERIES 2006-S2 TRUST
CLASS B3, CUSIP #76111XN66 along with all attachments, proceeds there from are fully claimed.
This is actual and constructive public notice by Executrix, Beneficiary as owner and holder of all right, title, and interest with the special deposit instrument claim number 7426241766 Ocwen Loan Servicing, RFMSI SERIES
2006-S2 TRUST CLASS B3, CUSIP #76111XN66 along with all attachments proceeds there from are hereby fully transferred and withdrawn from general deposit. This is actual and constructive public notice by Executrix, Beneficiary as owner and holder of all right, title, and interest with the special deposit instrument claim number 7426241766 Ocwen Loan Servicing, RFMSI SERIES
2006-S2 TRUST CLASS B3, CUSIP #76111XN66 along with all attachments proceeds there from are hereby fully transferred and redeposit into a special deposit. NOW, THEREFORE the undersigned Executrix/Beneficiary being of sound mind and honorable intentions, for the purpose of protecting secured interest, reserving rights of recourse, remedy,and subrogation, and maintaining the honor of the above named account holders and accounts, do hereby issue the Payment Bond to wit. The Executrix do hereby knowingly and with full disclosure hold, bind and obligate herself jointly and severally by this instrument as the individual Surety for all the above mentioned account holders.
BOND ORDER
1. Ocwen Loan Servicing shall discharge and vacate all pre-existing and current liabilities as may exist without exception, dollar for dollar up to and the full face value amount of this bond.
2. This Bond Expires at 11 :59 PM, June 29, 2016
DEFINITIONS
The definitions of words, phrases and sentences used in the following are those of the common man/woman. Words and their meanings are defined as those meanings as accepted in the casual course of human interaction in a civilized community similarly educated and experienced as to their use.
Terms of Art and Words of Art, as they are known in corporate Legal writings, are foreign to this document unless used descriptively herein and may not be interjected or construed by any agent or authority without signed contractual permission of Executrix.

NOMENCLATURE
Notice to all interested parties, recipients, Principals and Agents.
Within the context ofthis registration Statement and Claim, and future issues of instruments/claims contemplated and described herein, the names, titles and designations listed below are synonymous in use and intent, and noted as reference to the Executrix.
Vernice Renee Robinson, Vernice R. Robinson, Vernice Robinson,
Renee Robinson, her, herself, woman. All Titles of designation referring to the Executrix, Beneficiary contained within the following registration Statement, i.e. Executrix and Beneficiary are synonymous in use or intent. All Titles of designation contained herein, used as or in reference to corporate government entities, Agents or Officers, successors or subdivisions, included but not limited to, United States, United States, Inc., United States Government,
United States of America, GEORGIA, UNITED STATES, UNITED
STATES OF AMERICA, UNITED STATES INe., U.S. Government and U.S. are synonymous in use and intent relative to, and within, the specific context used/referenced. ACCEPTANCE OF OATH OF PRESIDENT OF THE UNITED STATES
Know all men by these presents that I Vernice Robinson Executrix, hereby accept the Article II, Section 1, Clause 8, Oath of the President of the
United States in which he stated: I do solemnly swear (or affirm) that I will faithfully execute the Office of President of the United States and will to the best of my ability, preserve, protect and defend the Constitution of the United States, I accept the Presidents Oath as an offer to me made in good faith and I respectfully demand that he work for my benefit. I accept the President's position as executive Trustee and publicly declare him to be my executive Trustee in regard to each trust mentioned herein. I accept my position as Beneficiary of these several trusts. I recognize that the Constitution creates a trust between the United States and the People, as in to acknowledge or take notice of in some definite way, I recognize the President of the United States as executive Trustee of the trust created by the Constitution. I hereby publicly acknowledge and accept my position as a Beneficiary of the trust created by the Constitution. I hereby claim all equitable title and interest available to me as a Beneficiary of this trust. As a Beneficiary of this trust, I recognize that the United States citizen that I represent is a priority stockholder in the corporate United States and through that citizen I have first and foremost position in equity in the United States, and a right to various distributions from that trust. I recognize that in 1933 President Franklin
D. Roosevelt created another trust between the United States and the People.
I recognize the President of the United States as executive Trustee of the trust created by President Roosevelt in 1933. I hereby publicly acknowledge and accept my position as a Beneficiary of the trust created by President Roosevelt in 1933. As a Beneficiary of this trust, I recognize the United States citizen I represent is a priority stockholder in the corporate United States, and therefore, I have first and foremost position in equity and a right to various distributions from that trust. Affiant recognizes the proprietary antecedent claim(s) derived from or on the basis of these pre-existing contracts.

BENEFICIARY RIGHTS / RIGHT TO ISSUE PAYMENT BOND
As a Beneficiary of the several trusts created by the Constitution and by President Roosevelt, I hereby claim my right to issue a payment bond for value of any instrument(s) issued for value. See: Title 31 Subtitle N Chapter 51 Subchapter II Sec. 5118 Gold clauses and consent to sue. Also that, Legal Tender, under the Uniform Commercial Code (U C C), Section 1-201 (24)
(Official Comment) The referenced Official Comment notes that the definition of money is not limited to legal tender, under the u.e.e.. The test adopted is that of sanction of govemment, whether by authorization before issue or adoption afterward, which recognizes the circulating medium as a part of the official currency of that govemment. The narrow view that money is limited to legal tender is rejected.
DECLARATIONS
Declaration 1. ExecutrixlBeneficiary has no record or evidence that Executrix/Beneficiary may not issue Debt Instruments privately with Original Issue Discount (OID) 26 CFR 1.1275-1(g) and 1.1275-3; and may not avail herself of the following: The Documenting of The Evidence of Withholding of Federal Income Tax Federal Reserve Act of 1913 ?16, 26 USC 3123 The
Reporting of a Change in Filing Method 26 CFR 1.671-5,1.1271-1.1275 The Recognizing of The Arrangement of The Non Mortgage Widely Held Fixed
Investment Trust (NMWHFIT) Internal Revenue Bulletin 2208-40, Notice 2008-77 The Presenting of Evidence of a Non-adverse party 26 USC 672 The Declaring of Trust Interest Holder(TIH) Status and The Acting as a middleman/nominee General Instruction For Forms 1099, 1098, 5498, and W-2G The Accruing of Interest and the Dividends in Certain Hypothecation Scenarios Federal
Reserve, 1961, Modern Money Mechanics; Instructions for Form 1099-DIV, 1099-INTIOID The Reporting Under Safe Harbor Rules (26 CFR 1.671-5)
The Producing of a Natural Fungible Agricultural Commodity Within a
NMWHFIT 7 CFR 1 a & 6; Chapter 9, Subchapter II, Part A, 191; USDA Packers
& Stockyards > The Certifying of Warehouse 7 USC Chapter 10, USDA P&SP
The Exhaustion of Administrative Remedies 26 CFR 301.7430-1 The Bonding of the Public Servant for the Forwarding of all bonds to the United States Treasury and to stay in honor as successor. 18 US Code 2071,2073,2075, and 2076, and Executrix/Beneficiary believes no such evidence exists. Declaration 2. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not issue a Payment Bond as described in 48 Code of Federal Regulation, and Executrix/Beneficiary believes no such evidence exists.
Declaration 3. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not and should not employ the following:
The Reporting of Violations Through The Identification of Terrorist
Acts and Piracy In Commerce The Patriot Act 2001 Subtitle A invoking
31 USC 5318, Evidencing the Special Maritime Jurisdiction Title 91,
Title 13, Providing Remedy For Plunder of Distressed Vessel 18 USC 1658
The Qualifying under Special Title as Federal Agency 5 USC 105, 5 USC
551 The Contracting as an Officer - The Acceptability of Individual
Surety, FAR 28.203, 28.201 The Accepting of the Default Offer by The
Public Servant's Bonded Confession through Tacit Agreement FAR. 52.228-13
(a)The Stipulating of Forfeiture Proceedings and Audits By Inspector General FAR Part 42, 7 USC 56, and ExecutrixiBeneficiary believes no such evidence exists.
Declaration 4. Executrix/Beneficiary has no record or evidence that she cannot conduct her commercial activities, private and public, under the Uniform Commercial Code (UCC.), and Executrix/Beneficiary believes no such evidence exists.
Declaration 5. Executri/lBeneficiary has no record or evidence that Vernice Renee Robinson, Venice R. Robinson or Vernice Robinson is not a 26 CFR
Subtitle A, Chap 1 Subchapter J, Part 1 Subpart E, Section 672 (b) non-adverse party, and Executrix/Beneficiary believes no such evidence exists. Declaration 6. Executrix/Beneficiary has no record or evidence that on Nativity date 1211511956, A.D., Executrix/Beneficiarys mother, unknowingly acting as agent/informant for Vernice Renee Robinson, did not grant the State, a corporation known as STATE of TEXAS, INC., a name and birth for documentation, and form a corpus resulting in a certain WHFIT
(Widely Held Fixed Investment Trust) as defmed in section 26 CFR 301.7701-4c, and Executrix/Beneficiary believes no such evidence exists.
Declaration 7. Executrix/Beneficiary has no record or evidence that VERNICE RENEE ROBINSON Account xxx-xx-2254 did not become a United States person under 26 CFR 7701 (a) (30) (e) and did not become a corpus in fact from the granting by Executrix/Beneficiary's mother, unknowingly acting as agent/informant at birth for baby, the Grantor of the girl, and Executrix/ Beneficiary believes no such evidence exists.
Declaration 8. Executrix/Beneficiary has no record or evidence of ever voluntarily submitting to any condition of involuntary servitude and/or slavery, and because involuntary servitude has been abolished, and being one of those several rights public servants are sworn and obligated to protect, the undersigned, pursuant to her right(s), is not compelled to be a part of a corporation, church or political State and Executrix/Beneficiary believes no such evidence exists.
Declaration 9. Executrix/Beneficiary has no record or evidence that a Trust Interest Holder (TIH) is not a Grantor, co-Trustee or co-Beneficiary holding at least one Interest, including but not limited to that of middleman, in the Trust(s) as it applies per IRS General Instructions for IRS forms 109811099/ 5498and W2G, and ExecutrixlBeneficiary believes no such evidence exists. Declaration 10. Executrix/Beneficiary has no record or evidence that any outside approval is needed for the Grantor to appoint, by will or Notice, the income of the Trust(s) as per 26 CFR Subtitle A, Chap 1 Subchapter J, Part 1 Subpart E, Section 674 (b)(3), and Executrix/Beneficiary believes no such evidence exists.
Declaration 11. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary does not have an equitable Interest in the cestui que trust established by the application for, and the resulting issuance of, a Social Security number, and in addition an Interest in the foreign situs trust as evidenced by the birth certificate being on file as a registered United States security in the possession of the Depository Trust Company in New York City, and Executrix/Beneficiary believes no such evidence exists.
Declaration 12. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary cannot express the trusts mentioned, and, as Grantor, modify/change the terms of said trusts to include a provision that payment may be directed from the above-described WHFIT, and Executrix/Beneficiary believes no such evidence exists.
Declaration 13. Executrix/Beneficiary has no record or evidence that ExecutrixlBeneficiary as Grantor/Beneficiary, cannot direct the Court(s) and/or Internal Revenue Service agent(s) to settle, or assist in settling, any account(s) and provide details instructions as to the proper preparation and submittal of the documentation and paperwork required for settlement/ closure and/or recoupment of funds to Executrix/Beneficiarys benefit, and Executrix/Beneficiary believes no such evidence exists. Declaration 14. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiarys prior approval is not required to access the referenced WHFIT account/funds, and that government/commercial agents acting without approval are liable and can personally incur charges for Title 18 violations, and Executrix/Beneficiary believes no such evidence exists.
Declaration 15. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary is not a sovereign Settlor expressing the cestui que trust, and may not modify the indenture/rules naming Daniel Werfel d/b/a The Commissioner of Internal Revenue, and/or successors and assigns as co-Trustee(s) to settle the Executrix/Beneficiarys /
Beneficiarys debts, dollar for dollar, within ten days of receiving notice of a debt; additionally to monitor the three credit rating companies so as to cause the correction and removal of negative items from reporting records, and settle all civil and criminal court case debts in name of same with private funds or credit(s) drawn from the referenced WHFIT, and Executrix/Beneficiary believes no such evidence exists.
Declaration 16. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary, and or her offspring and/or siblings, are not to be protected from any harm, loss of property and/or loss of liberty, by action or deed, by individuals acting as agents or Representatives of corporation(s), as well as the municipalities, agencies, and offices commonly known as government, and Executrix/Beneficiary no such evidence exists.
Declaration 17. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not name Eric Holder d/b/a United States Attorney General, and/or successors and assigns, as co-Trustee to enter the herein named Beneficiary/corporate person into the National Criminal Information Search database and the local state CIS database to be identified/reported as do not detain, and that Executrix/Beneficiary, offspring and/or siblings are not free to travel in their private, not-for-hire, non- commercial road machines, without state and/or county registration and without hindrance or delay by policy/statute enforcers, and Executrix/Beneficiary believes no such evidence exists.
Declaration 18. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not name Michael S. Piwowar d/b/a Chairman of the Securities and Exchange Commission, and/or successors and assigns, as co-Trustee to retrieve all bonds issued on/for the ExecutrixlBeneficiary, or under the Executrix/Beneficiary's name and or identification number, and make the funds retrieved available for disbursement at Executrix/Beneficiarys discretion, and Executrix/
Beneficiary believes no such evidence exists.
Declaration 19. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not name John Kerry d/b/a United States
Secretary of State, and/or successors and assigns, as co-Trustee to provide to Executrix/Beneficiary, and/or her offspring and/or siblings diplomatic immunity and an American National Passport for identification, travel and locomotion purposes, and Executrix/Beneficiary believes no such evidence exists.
Declaration 20. Executrix/Beneficiary has no record or evidence that banks and other vendors that have used Executrix/Beneficiary's private property, i.e. signature/autograph for unjust enrichment, will not return every payment and/or dividend(s) plus interest accrued, for the past ( 38 ) years upon demand via Original Issue Discount or by other proper filing of IRS formes) as instructed by the IRS in Title 26, and Executrix/Beneficiary believes no such evidence exists.
Declaration 21. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary may not, in any fashion or manner, use the income and credit available in the designated Trust(s) to discharge or offset debt for acquisitions of consumer goods, real property or other purchases by the proper filing ofIRS formes) 1099 series or others, or authentic instruments as required or permitted, and Executrix/Beneficiary believes no such evidence exists. Declaration 23. Executrix/Beneficiary has no record or evidence that the following cites regarding
Federal Reserve notes are not true, and ExecutrixlBeneficiary believes no such evidence exists.
That the giving a (federal reserve) note does not constitute payment.
See Eckhart v. Cammr. IR.S, 42
F2d 158 (1930). Checks, drafts, money orders, and bank notes are not lawful money of the United
States, State v. Neilan, 43 Ore. 168 (1903).
That the use of a (federal reserve) Note is only a promise to pay.
See Fidelity Savings v. Grimes, 156
Kan. 55 (1942).

That the use of a (federal reserve) Note is only a promise to pay.
See Fidelity Savings v. Grimes, supra.
That Legal Tender (federal reserve) Notes are not good and lawful money of the United States. See
Rains v State, 143 Tenn. 168 (1920).
That (federal reserve) Notes do not operate as payment in the absence of an agreement that they
shall constitute payment. See Blackshear Mfg. Co. v Harrell, 191 Ga.
433 (1940).
Also, Federal Reserve Notes are valueless. See IRS Codes Section
1.1001-1 (4657) C. C. H
Declaration 24. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary does not have an Unrestricted Claim of Right per Title 26 Section 1341 of
the 1939 code, and
Executrix/Beneficiary believes no such evidence exists.
Declaration 25. Executrix/Beneficiary has no record or evidence that denying or impeding any
acquisition mechanism properly executed by the Executrix/
Beneficiary or any right to draw upon her
claim and Interest in the Gold reserves at value, held by the
Treasury of the United States, and her
deficiency payment caused by the WAR AND EMERGENCY ACT
(Executive Order(s) 2039 and 2040),
under public policy (private law) of the New Deal Cheap
Food Policy (and others), is not a direct
violation of the Constitution for the united States of America, seventeen-hundred and eighty-seven A.D., and Executrix/Beneficiary believes no such evidence exists.
Declaration 26. Executrix/Beneficiary has no record or evidence that a Title 26 defined form of
acquisition, secured by accounts receivable on Deposit with the
Treasury for nonpayment by the United
States Treasury, and for the purpose of discharging payment in like kind, debt-for-debt, is not the only
means by which Executrix/Beneficiary has of discharging the
debt placed on her by the UNITED
STATES (and its subsidiaries), and Executrix/Beneficiary
believes no such evidence exists.
Declaration 27. Executrix/Beneficiary has no evidence or record that this Notice and the filing of
Internal Revenue Service formes) including but not limited to
1099-A, 1099-B, 1099-0ID, 1099-DIV,
and/or 1099-INT does not constitute a discharge under the UNITED
STATES, INC. bankruptcy and
insolvency, said discharge being the only means Executrix/
Beneficiary has of discharging the public debt
placed on Executrix/Beneficiary by the UNITED STATES,
INe. through Executive Order(s) 2039 and
2040 of March 6, 1933 and March 9, 1933, and Executrix/
Beneficiary believes no such evidence exists.
Declaration 28. Executrix/Beneficiary has no record or
evidence that the VERNICE RENEE
ROBINSON TRUST is precluded from issuing private debt
instruments with Original Issue Discount
(OID) as described in Sections 1.1271 through Sections
1.1275 of Title 26, and Executrix/Beneficiary
believes no such evidence exists.
Declaration 29. Executrix/Beneficiary has no record or evidence that the instructions on how to report a
private issue debt instrument with OID do not exist in Regulation
1.1271 through 1.1275 of Title 26,
and Executrix/Beneficiary believes no such evidence exists.
Declaration 30. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary is not
designated as the beneficial owner of the trust bearing her
birth name in all capital letters; as defined in
Subpart E, part I, subchapter J, chapter 1 of the Code, and Executrix/Beneficiary believes no such evidence exists.
Declaration 31. Executrix/Beneficiary has no record or
 evidence that the VERNICE RENEE
ROBINSON TRUST is not an investment trust as defined in
301.7701-4(c), and Executrix/Beneficiary
believes no such evidence exists.
Declaration 32. Executrix/Beneficiary has no record or evidence that the VERNICE RENEE
ROBINSON TRUST TRUST is not an investment trust, or that Vemice Renee Robinson the Executrix, is not a beneficial owner and a Trust Interest Holder, in the VERNICE
RENEE ROBINSON TRUST
WHFIT as defined in paragraph (b)(20) of part 3, Title 26  1.671-5, and Executrix/Beneficiary believes
no such evidence exists.
Declaration 33. Executrix/Beneficiary has no record or evidence that Declarations 5, 6 and 7 of this
Notice do not comprise a complete definition of what a Widely
Held Fixed Investment Trust is considered
and accepted to be by the Internal Revenue Service Regulation
1.671-5(b)(22), and
Executrix/Beneficiary believes no such evidence exists.
Declaration 34. Executrix/Beneficiary has no record or evidence that Regulation Part 1.671-5 does not
make provisions for non-pro rata reporting in (D), sales of
trust interest on a secondary market in
(G), Reporting Redemptions in (F), and Reporting OlD under safe harbor in (vii) of Title 26, and
ExecutrixlBeneficiary believes no such evidence exists.
Declaration 35. Executrix/Beneficiary has no record or evidence that a United States personiPerson who
is a Widely Held Fixed Investment Trust is not required to do all reporting on IRS forme s) 1099 or others
as required per the regulations per IRS Publication Catalog No.
27978B and No. 64171A, and No.
27980N, and Executrix/Beneficiary believes no such evidence exists. Declaration 36. Executrix/Beneficiary has no record or evidence that both Vemice Renee Robinson and
her corporate/trust identity, VERNICE RENEE ROBINSON TRUST, are not both entities considered
Grantors, Trustees, beneficial owner(s), co-Trustees, co-Beneficiaries, middlemen and/or nominees in the various trust relationships, at different times, sustained in commerce, with the United States, on a daily
basis, and Executrix/Beneficiary believes no such evidence exists. Declaration 37. Executrix/Beneficiary has no record or evidence that IRS formes) 1099 or others as
required do not bring all aspects of commercial transactions to light, which is ordered for by The Patriot
Act, Subtitle A, and Executrix/Beneficiary believes no such evidence exists.
Declaration 38. Executrix/Beneficiary has no record or evidence that
IRS formes 1099-INT or others as
required may not be used interchangeably with IRS formes) l099-0ID or others as required in certain
cases as per Internal Revenue Service catalog No. 27980N, Instructions for Forms 1099-INT and
1099-0ID, and Executrix/Beneficiary believes no such evidence exists. Declaration 39. Executrix/Beneficiary has no record or evidence that an Original Issue Discount (OID)
and private debt instruments are not valid under Regulations
1.1271-1, 1.1271-2, 1.1272-2, 1.1271-3,
through 1.1275, and Executrix/Beneficiary believes no such evidence exists. Declaration 40. Executrix/Beneficiary has no record or evidence that a Dividend from the monetization of a signature or an instrument is not reportable as per Internal
Revenue Service catalog No. 27978B
Instructions for Form 1099-DIV, and ExecutrixlBeneficiary
believes no such evidence exists.
Declaration 41. Executrix/Beneficiary has no record or evidence that 662 of US Code Title 26 does
not require the reporting of distributed corpus or income accumulating in a Widely Held Fixed Investment
Trust, and Executrix/Beneficiary believes no such evidence exists. Declaration 42. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary is not part of a national banking association, i.e., an association of nationwide private, unincorporated People engaged in the business of banking to issue notes against obligations of the United States due them;
whose property and labor has been hypothecated as surety for the public debt, the u.s. Governments
debt and currency, by legal definitions, and ExecutrixBeneficiary believes no such evidence exists.
Declaration 43. Executrix/Beneficiary has no record or evidence that Executrix/Beneficiary is not able to tender private debt instruments for settlement of an Obligation of THE UNITED STATES, under
Title 18 USC Section 8, representing as the definition provides a certificate of indebtedness ... drawn upon an authorized officer of the United States, for example, the
Secretary of the Treasury, and issued
under an Act of Congress (in this instance: public law 73-10,
HJR-I92 of 1933 and Title 31 USC 3123,
and 31 USC 5103) and by treaty (for example, the UNITED NATIONS
CONVENTION ON
INTERNATIONAL BILLS OF EXCHANGE AND INTERNATIONAL PROMISSORY NOTES (UNCITRAL) and the Universal Postal Union headquartered in Bern, Switzerland, and Executrix/Beneficiary believes no such evidence exists. Declaration 44. Executrix/Beneficiary has no record or evidence that the referenced WHFIT is not an
Executive Agency per 5 U.S.C. 1 OS, and Executrix/Beneficiary
believes no such evidence exists.
Declaration 45. Executrix/Beneficiary has no record or evidence that the referenced WHFIT is not an
agency, per 5 U.S.C.  551, and Executrix/Beneficiary believes no such evidence exists.
MATTERS OF INTEREST
Involuntary Use. I am forced involuntarily to use U.S. funds such as Federal Reserve Bank/System
notes, commercial liability instruments and electronic liability transactions as part of a scheme to compel the principals to impart artificial commodity value to the liability evidenced thereon, on the
authority of MacLeod v. Hoover, No. 26395, S. Ct. (La.), 105
So. 305 (1925). That court citing us.
Bankv. Bank of Georgia, 23 Us. 333 (1825) and Public Law 97-248 (1982). Legal Tender No Longer Required. In light of the holding of
Guaranty Trust Co. v. Henwood, 307
Us. 247 (1939), take notice of. ....As of October 27, 1977,
legal tender for discharge of debt is no longer required. That is because legal tender is not in circulation at par with promises to pay credit
Baltimore and Ohio R.R. v. State 36 Md 519 (1872). There can be no requirement of repayment in legal tender either, since legal tender was not loaned, nor in circulation and repayment, or payment, and need only be made in equivalent kind; a negotiable instrument.
U.S. CITIZEN AS SURETY
I recognize that the U.S. citizen presented is a legal fiction.
I also recognize that it is a surety for the United States. As one of the People, a Beneficiary of the several trust(s) created by the Constitution, so declared in the Declaration of Independence, another constitution, and by President Franklin D. Roosevelt in 1933, the U.S. citizen is a surety and I recognize that I can use my prepaid trust account to discharge instruments received when issued and transferred to me for value.
BIRTH CERTIFICATE
I recognize the following statements as true on the public side about my birth certificate:
1. The birth certificate is a result of the Presidents Oath;
2. As a result of the President's Oath, my birth certificate is evidence of the obligation the United
States owes to me;
3. The birth certificate represents value and is evidence of a pledge by a U.S. citizen to be a surety for the United States;
4. The birth certificate is security for the pledge of allegiance to the United States and its statutes, made by the U.S. citizen;
5. The birth certificate is a security interest in the labor of the U. S. citizen the certificate represents, based on the U.S. citizen's pledge to the United States;
6. The United States has an antecedent claim against the U.S.
citizens labor through the pre-
existing contract (pledge).
7. Provides use of exemptions, as in an Accepted for Value process, for deposits/offsets of statements, offers, presentments, bills, tax bills or an IRS voucher through the private side.
I recognize the following statements as true on the private side in relation to my birth certificate:
1. The birth certificate is a receipt;
2. The birth certificate is evidence of a promise made by the President to the People;
3. The birth certificate is security for the promise of distributions from the trust to me as Beneficiary;
4. The birth certificate is a security interest in distribution from the trusts established by the Declaration of Independence, the Constitution and by President
Franklin D. Roosevelt in 1933;
5. The birth certificate is a remedy that represents an antecedent claim I have against the United States;
6. The birth certificate is evidence of a pre-existing contract;
7. The birth certificate represents the prepaid account I have available for offsets.
SPECIAL NOTICE TO THE FEDERAL RESERVE-INSTRUMENTS ISSUED FOR
AND BY THE US
I recognize that when the United States issues/presents an instrument or claim for value the actual objective is to get value or to get consideration to settle or correct an account, controversy or claim.
PAYMENT BOND SYNOPSIS
I recognize that when I issue a payment bond for value of any instrument presented to me, I accept whatever consideration the United States has offered me as evidence of an obligation it has to me as a Beneficiary, and I accept whatever consideration is offered on the instrument transferred to me through the U.S. citizen that I represent.
When I issue a payment bond for value for an instrument presented to me by the United States or subsidiaries, in any capacity, I may use a distribution from the trust(s) account(s) to discharge or offset, as appropriate, the instrument via my prepaid account(s). I recognize that when I issue a payment bond the instrument for value results in a distribution from one or more of the several trusts described herein.
By issuing a payment bond for an instrument for value, I can close the account on behalf of the U.S.
citizen I represent. In this way, I fulfill the U.S. citizes legal duty and obligation to discharge the bill and my moral duty to close the account, if appropriate. When I issue a payment bond for value and return it for settlement and closure of the account with the Secretary of the Treasury or the IRS, this provides the payment to balance the books and close or settle the account or controversy.

NOTICE OF UNDERSTANDING, INTENT AND CLAIM OF RIGHT
I hereby present recipients with Notice of Understanding, Intent and Claim of Right to avoid potential confusion or conflict, to maintain my honor and, ensure clarity between all government agents/agencies and myself.
Peacefully, I desire to avoid conflict and to live lawfully with maximum freedom. I continue to study the history of the united States of America and its legal system. Common understandings and observations lead to certain conclusions. After reading various Acts and Statutes, exploring the usage of language therein, I now know that lawful and legal are two different words with distinct definitions.
I also understand that the United States Government/subsidiaries are NOT a nation entity occupying a certain geographical location but merely a corporation with de facto authority by action and practice. This corporation can only make corporate/contract law, which has the force of law only upon its consenting members.
From my research, the law of the land is the peaceful common law, which is not influenced by Acts and Statutes. Under common law, the rights, freedoms and duties of private individuals have long been established, and, unlike statute law, common law has had a progression toward more freedom and personal responsibility rather than less. Among the rights and freedoms understood by common law are such things as the rights to life, liberty, the pursuit of happiness, property and use thereof, privacy, peace, to travel freely, contract and commit commerce and trade in public and private without harassment, intimidation or restriction of/by license.
The obligations and duties of those living under common law are essentially to ensure that one does not infringe or allow others to infringe upon those inalienable and unalienable rights and freedoms. I have also learned that the rights of a free spiritual being cannot be lawfully limited without consent, as that would imply involuntary servitude.
Rights are not bestowed upon one by another, unless the first gives consent or the first is the lawful property of the second. The very nature of the concept of consent is that it can only exist among equals with full disclosure and without coercion or duress. I do not recall ever being sold or purchased as a slave, nor do I recall giving my free consent to be governed or represented by any governmental agent, agency or authority, although at times I have been deceived and intimidated into submission.
These various rights and freedoms are self-evident and unalienable to just be. For lawful representation to exist there must be mutual consent, which may be revoked/rescinded for any reason, depending on the nature of a specific contract between the two parties.
I hereby notify recipients and any other interested parties that I revoke and rescind my consent to be governed by corporate entities in their legal or artificial capacity with which I have no conscionable contract. I declare that I am not a corporation, an insurer, or the legal representative of a decedent nor an infant or an incompetent.
I, Vernice Renee Robinson Executrix/lBeneficiary,
Acting peacefully and civilized within community standards, I strive and aspire to exist free from violent aggression or injury, reject wrongful acts and prosecutions endured or imposed, and I seek quiet enjoyment of all my right(s), Interest(s) and property, both tangible and intangible, and declare, for and on the record:
Any activity for which one must apply and receive a license or permit must itself be a fundamentally statutory or State-sanctioned activity contrary to a sovereigns right(s) and Interests, and
4. As I am a sovereign and not a child; I operate with full responsibility. I do not see need, nor can I be required, to ask permission to engage in lawful and peaceful activities, especially from those entities who claim limited liability, and
A by-law is defined as a rule of a corporation, and Corporations are legal fictions requiring valid contracts in order to claim authority or control over their employees and other parties alleged, and Legal fictions lack a soul and cannot exert control over those who are thus blessed and operate with respect to that knowledge, as only a fool would allow soulless fictions to dictate ones actions, and I have a right to my property without having to pay for the use or enjoyment of it, and
A summons is merely an invitation to attend, and those issued by the United States or any of its agencies/subsidiaries create no obligation or dishonor if and when disregarded, or met by special appearance, and Peace officers have a duty to distinguish between statutes and law, and those who attempt to enforce statutes against a sovereign are in fact breaking the very law(s) they are sworn to uphold, and Permanent estoppel by default, lawfully bars any peace officer, government agent or prosecutor from bringing charges against a sovereign, under any Act or Statute. Executrix/Beneficiary expresses all Notice(s), Claim(s), Averment(s) and Understanding(s) herein to be true, complete and correct to the best of her current knowledge and understanding of the material presented, with full transparency, in Good Faith and without Malice, with the sole purpose and inherent right to correct the record.
SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F -1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize Atlanta, State Georgia this fifth day of September 25, 2013.

VERNICE ROBINSON
________________________________________

name: Venice Robinson